UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008 (February 6, 2008)

Mediware Information Systems, Inc.

(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

11711 West 79th Street, Lenexa, KS	66214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (913) 307-1000

_____________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 8.01	Other Events.

On February 6, 2008, Mediware Information Systems, Inc. (the "Company") issued a press release announcing a stock repurchase program.  Pursuant to the stock repurchase program, the Company may purchase up to $4 million of the issued and outstanding common stock of the Company, at such times and prices as the President and Chief Executive Officer or Chief Financial Officer of the Company shall determine to be appropriate.  The Company has no obligation to repurchase shares under the program.  A copy of the press release is attached hereto as Exhibit 99.1.  This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Press Release of Mediware Information Systems, Inc., dated February 6, 2008, announcing a stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: February 6, 2008	By:	/s/Mark Williams
Mark Williams
Chief Financial Officer